Exhibit 99.1

AngioDynamics Reports Fiscal Year 2025 Second Quarter Financial Results

LATHAM, N.Y.--(BUSINESS WIRE)— Jan 8, 2025-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the second quarter of fiscal year 2025, which ended November 30, 2024.

Fiscal Year 2025 Second Quarter Highlights

	Quarter Ended November 30, 2024	Pro Forma* YoY Growth
Pro Forma* Net Sales	$73.0 million	9.2%
Med Tech Net Sales	$31.5 million	25.0%
Med Device Net Sales	$41.5 million	(0.4)%

•	GAAP Gross margin of 54.8%
•	GAAP loss per share of $(0.26)
•	Adjusted loss per share of $(0.04)
•	Adjusted EBITDA of $3.1 million
•
Received CPT Category I Codes for Irreversible Electroporation (IRE), the primary method of action for the NanoKnife System, for the treatment of lesions in the prostate and liver, effective January 1, 2026

•	Received FDA 510(k) clearance for NanoKnife Prostate Tissue Ablation in December 2024
•	Announced NanoKnife hit all primary endpoints of PRESERVE clinical trial for use in Prostate Tissue Ablation in December 2024
•	Raising fiscal year 2025 guidance for Adjusted EBITDA and Adjusted EPS

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC and Midline product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax products in February 2024.  Pro forma revenue for Q2 FY25 excludes approximately $0.2 million of returns of divested products during the quarter.

"We are very excited about our strong performance during the second quarter, and in particular the continued strength of our Med Tech segment, which grew 25% over the prior year. We also hit a number of key milestones for our NanoKnife System, with the receipt of CPT Category I Codes and FDA 510(k) clearance for prostate tissue ablation. These achievements put us in a fantastic position to drive accelerated growth for NanoKnife in coming quarters," commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. "Through a combination of strong sales results, increasing contribution from our Med Tech segment, and operating efficiency efforts, we delivered positive Adjusted EBITDA and operating cash flow in the quarter.

As a result of the tremendous progress made towards our goal of achieving profitability, we now expect to be Adjusted EBITDA positive for the fiscal year.”

Second Quarter 2025 Financial Results

Unless otherwise noted, all financial metrics and growth rates presented below are on a pro forma basis.

Net sales for the second quarter of fiscal year 2025 were $73.0 million, an increase of 9.2% compared to the prior-year quarter.

Med Tech net sales were $31.5 million, a 25.0% increase from $25.2 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform, which includes the AlphaVac and AngioVac mechanical thrombectomy systems, and the NanoKnife irreversible electroporation platform.

Growth in the quarter was driven by strength across all product lines, including Auryon sales of $13.7 million, which increased 21.8%, AngioVac sales of $8.1 million, which increased 50.7%, AlphaVac sales of $2.5 million, which increased 33.3%, and NanoKnife disposable sales of $5.0 million, which increased 23.1%. Total NanoKnife sales, including capital, of $6.0 million, increased 4.9%.

Med Device net sales were $41.5 million, a decrease of 0.4% compared to $41.6 million in the prior-year period.  U.S. net sales of Med Device products grew 1.6% during the second quarter compared to last year.

U.S. net sales in the second quarter of fiscal 2025 were $62.7 million, an increase of 12.3% from $55.8 million a year ago. International net sales were $10.3 million, a decrease of 6.6%, compared to $11.1 million a year ago.

Gross margin for the second quarter of fiscal 2025 was 54.7%, which was 10 basis points down compared to the second quarter of fiscal 2024, and 30 basis points sequentially up from 54.4% in the first quarter of fiscal 2025.

Gross margin for the Med Tech business was 63.7%, an increase of 120 basis points from the second quarter of fiscal 2024 driven by growth in AngioVac. Gross margin for the Med Device business was 47.8%, a decrease of 240 basis points compared to the second quarter of fiscal 2024 due to inflationary pressures and costs associated with the transition to outsourced manufacturing.

The Company recorded a GAAP net loss of $10.7 million, or a loss per share of $0.26, in the second quarter of fiscal 2025. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the second quarter of fiscal 2025 was $1.7 million, or a loss per share of $0.04. This compares to an adjusted net loss during the fiscal second quarter of 2024 of $3.4 million, or a loss per share of $0.08.

Adjusted EBITDA in the second quarter of fiscal 2025, excluding the items shown in the  non-GAAP reconciliation table below, was $3.1 million, compared to $(0.0) million in the second quarter of fiscal 2024.

In the second quarter of fiscal 2025, the Company generated $2.5 million in operating cash.

At November 30, 2024, the Company had $54.1 million in cash and cash equivalents compared to $55.0 million in cash and cash equivalents at August 31, 2024. During the second quarter, the Company utilized $1.1 million on share repurchases.

In accordance with the Company’s previously announced expectations regarding cash usage for the fiscal year ended May 31, 2025, the Company expects to utilize cash in the third fiscal quarter and generate cash in the fourth fiscal quarter.

Received CPT Category I Codes for IRE for the Treatment of Lesions in the Prostate and Liver

In October, the Company announced that Irreversible Electroporation (IRE), the primary method of action for the NanoKnife System, has received CPT® Category I codes for the treatment of lesions in the prostate and liver. The decision by the American Medical Association’s (“AMA”) CPT® Editorial Panel will facilitate reimbursement for healthcare providers performing IRE ablation procedures and enables broader access to the NanoKnife System for patients. The new codes will be effective, with physician Relative Value Units (RVUs) attached, on January 1, 2026.

With these new CPT® Category I codes, healthcare providers will be able to bill more precisely for the treatments provided and should achieve broader insurance coverage and defined reimbursement rates for NanoKnife procedures, increasing market access to this minimally invasive IRE technology.

NanoKnife System Receives FDA 510(k) Clearance for Prostate Tissue Ablation

In December, subsequent to the end of the quarter, the Company received FDA 510(k) clearance for the NanoKnife System for prostate tissue ablation.

Prostate cancer is the second most common cancer in men worldwide, with approximately 1.5 million new cases diagnosed annually.1 Many of these patients seek alternatives to radical procedures that can lead to significant, long-term urological side effects.2 The NanoKnife System is the first and only non-thermal, radiation-free, ablation technology designed to treat prostate tissue by using IRE technology, offering patients a minimally invasive option for prostate treatment.

The NanoKnife System minimizes the life-altering complications often associated with traditional treatments by selectively targeting prostate tissue while preserving critical functions. As the Company expands its global footprint and increases access to the technology, the Company is launching comprehensive education and awareness campaigns to empower physicians with hands-on training and clinical support while engaging patients through innovative outreach initiatives.

NanoKnife System Hit All Primary Endpoints in PRESERVE Study

The NanoKnife System’s clearance followed the completion of the pivotal PRESERVE clinical study and submission of results in September of 2024.

The PRESERVE clinical study met its primary effectiveness endpoint demonstrating the performance of the NanoKnife System for the ablation of prostate tissue in patients with intermediate-risk PCa. At 12-months post-procedure, 84.0% of men were free from in-field, clinically significant disease. In addition, the study demonstrated strong quality of life outcomes with respect to short-term urinary continence and sexual function preservation. 3

The study’s results validated the robust safety and clinical efficacy profile of the NanoKnife System, reinforcing findings from more than 32 clinical studies performed around the world involving over 2,600 patients.3

Fiscal Year 2025 Financial Guidance

For fiscal year 2025:

•	The Company continues to expect net sales to be in the range of $282 to $288 million, representing growth of between 4.2% – 6.4% over fiscal 2024 pro forma revenue of $270.7 million
•	The Company now expects Med Tech net sales to grow in the range of 12% to 15%, an increase from 10% to 12%
•	The Company now expects Med Device net sales to be flat, a decrease from 1% to 3%
•	The Company continues to expect Gross margin to be approximately 52% to 53%
•
The Company now expects Adjusted EBITDA in the range of $1.0 to $3.0 million, an increase from the previous guidance of a loss of $2.5 million to $0. The updated guidance compares to a pro forma Adjusted EBITDA loss of $3.2 million in fiscal 2024

•
The Company now expects Adjusted loss per share in the range of $0.34 to $0.38, an improvement from the previous guidance of a loss per share of $0.38 to $0.42. The updated guidance compares to a pro forma Adjusted loss per share of $0.45 in fiscal 2024

Conference Call

The Company’s management will host a conference call at 8:00 a.m. ET the same day to discuss the results. To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international).

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available, until Wednesday, January 15, 2025 at 11:59 PM ET. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13750571.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2024. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

1 https://www.wcrf.org/cancer-trends/prostate-cancer-statistics/

2 Cheng JY. The Prostate Cancer Intervention Versus Observation Trial (PIVOT) in Perspective. J Clin Med Res. 2013;5(4):266-268. doi:10.4021/jocmr1395w

3 Data on file.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023
		(unaudited)			(unaudited)

Net sales	$72,845	170	$73,015	$79,073	(12,190)	$66,883
Cost of sales (exclusive of intangible amortization)	32,939	151	33,090	38,811	(8,600)	30,211
Gross profit	39,906	19	39,925	40,262	(3,590)	36,672
% of net sales	54.8%		54.7%	50.9%		54.8%

Operating expenses
Research and development	6,434	—	6,434	8,658	(323)	8,335
Sales and marketing	25,589	—	25,589	25,464	(1,469)	23,995
General and administrative	10,391	—	10,391	9,289	(74)	9,215
Amortization of intangibles	2,562	—	2,562	3,562	(964)	2,598
Change in fair value of contingent consideration	156	—	156	221	—	221
Acquisition, restructuring and other items, net	5,868	9	5,877	6,188	(106)	6,082
Total operating expenses	51,000	9	51,009	53,382	(2,936)	50,446
Operating loss	(11,094)	10	(11,084)	(13,120)	(654)	(13,774)
Interest income, net	234	—	234	534	—	534
Other income (expense), net	12	—	12	(32)	—	(32)
Total other income, net	246	—	246	502	—	502
Loss before income tax benefit	(10,848)	10	(10,838)	(12,618)	(654)	(13,272)
Income tax expense (benefit)	(110)	—	(110)	16,430	—	16,430
Net loss	$(10,738)	$10	$(10,728)	$(29,048)	$(654)	$(29,702)

Loss per share
Basic	$(0.26)		$(0.26)	$(0.72)		$(0.74)
Diluted	$(0.26)		$(0.26)	$(0.72)		$(0.74)

Weighted average shares outstanding
Basic	40,922		40,922	40,219		40,219
Diluted	40,922		40,922	40,219		40,219

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Six Months Ended			Six Months Ended
	Actual (1)	Pro Forma Adjustments (2)	Pro Forma	As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023
		(unaudited)			(unaudited)

Net sales	$140,336	179	$140,515	$157,752	(24,125)	$133,627
Cost of sales (exclusive of intangible amortization)	63,706	150	63,856	77,430	(17,082)	60,348
Gross profit	76,630	29	76,659	80,322	(7,043)	73,279
% of net sales	54.6%		54.6%	50.9%		54.8%

Operating expenses
Research and development	12,719	—	12,719	16,599	(530)	16,069
Sales and marketing	51,194	—	51,194	52,832	(2,956)	49,876
General and administrative	21,366	—	21,366	20,145	(75)	20,070
Amortization of intangibles	5,132	—	5,132	7,187	(1,928)	5,259
Change in fair value of contingent consideration	232	—	232	91	—	91
Acquisition, restructuring and other items, net	10,179	164	10,343	9,400	(128)	9,272
Total operating expenses	100,822	164	100,986	106,254	(5,617)	100,637
Gain on sale of assets	—	—	—	47,842	(47,842)	—
Operating income (loss)	(24,192)	(135)	(24,327)	21,910	(49,268)	(27,358)
Interest income, net	840	—	840	653	—	653
Other income (expense), net	(161)	—	(161)	(320)	—	(320)
Total other income, net	679	—	679	333	—	333
Income (loss) before income tax benefit	(23,513)	(135)	(23,648)	22,243	(49,268)	(27,025)
Income tax expense	23	—	23	5,407	—	5,407
Net income (loss)	$(23,536)	$(135)	$(23,671)	$16,836	$(49,268)	$(32,432)

Earnings (loss) per share
Basic	$(0.58)		$(0.58)	$0.42		$(0.81)
Diluted	$(0.58)		$(0.58)	$0.42		$(0.81)

Weighted average shares outstanding
Basic	40,787		40,787	40,030		40,030
Diluted	40,787		40,787	40,103		40,030

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to non-GAAP Adjusted Net Loss:

	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Net income (loss)	$(10,738)	$(29,048)	$(23,536)	$16,836

Amortization of intangibles	2,562	3,562	5,132	7,187
Change in fair value of contingent consideration	156	221	232	91
Acquisition, restructuring and other items, net (1)	5,868	6,188	10,179	9,400
Gain on sale of assets	—	—	—	(47,842)
Tax effect of non-GAAP items (2)	410	17,039	1,856	7,459
Adjusted net loss	$(1,742)	$(2,038)	$(6,137)	$(6,869)

Reconciliation of Diluted Earnings (Loss) Per Share to non-GAAP Adjusted Diluted Loss Per Share:

	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$(0.26)	$(0.72)	$(0.58)	$0.42

Amortization of intangibles	0.06	0.09	0.13	0.18
Change in fair value of contingent consideration	0.01	0.01	0.01	—
Acquisition, restructuring and other items, net (1)	0.14	0.15	0.24	0.24
Gain on sale of assets	—	—	—	(1.20)
Tax effect of non-GAAP items (2)	0.01	0.42	0.05	0.19
Adjusted diluted loss per share	$(0.04)	$(0.05)	$(0.15)	$(0.17)

Adjusted diluted sharecount (3)	40,922	40,219	40,787	40,030

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2024 and 2023.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Net income (loss)	$(10,738)	$(29,048)	$(23,536)	$16,836

Income tax expense (benefit)	(110)	16,430	23	5,407
Interest income, net	(234)	(534)	(840)	(653)
Depreciation and amortization	6,863	6,685	13,648	13,373
Change in fair value of contingent consideration	156	221	232	91
Stock based compensation	2,528	1,877	5,733	6,021
Acquisition, restructuring and other items, net (1)	4,575	6,188	7,616	9,400
Gain on sale of assets	—	—	—	(47,842)
Adjusted EBITDA	$3,040	$1,819	$2,876	$2,633

Per diluted share:
Adjusted EBITDA	$0.07	$0.05	$0.07	$0.07

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted Net Loss:
	Pro Forma		Pro Forma
	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(10,728)	$(29,702)	$(23,671)	$(32,432)

Amortization of intangibles	2,562	2,598	5,132	5,259
Change in fair value of contingent consideration	156	221	232	91
Acquisition, restructuring and other items, net (1)	5,877	6,082	10,343	9,272
Tax effect of non-GAAP items (2)	407	17,436	1,849	8,260
Adjusted pro forma net loss	$(1,726)	$(3,365)	$(6,115)	$(9,550)

Reconciliation of Pro Forma Diluted Loss Per Share to Pro Forma Adjusted Diluted Loss Per Share:
	Pro Forma		Pro Forma
	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Pro forma diluted loss per share	$(0.26)	$(0.74)	$(0.58)	$(0.81)

Amortization of intangibles	0.06	0.06	0.13	0.13
Change in fair value of contingent consideration	0.01	0.01	0.01	—
Acquisition, restructuring and other items, net (1)	0.14	0.15	0.25	0.23
Tax effect of non-GAAP items (2)	0.01	0.44	0.04	0.21
Adjusted pro forma diluted loss per share	$(0.04)	$(0.08)	$(0.15)	$(0.24)

Adjusted diluted sharecount (3)	40,922	40,219	40,787	40,030

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2024 and 2023.
(3) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:

	Pro Forma		Pro Forma
	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)

Pro forma net loss	$(10,728)	$(29,702)	$(23,671)	$(32,432)

Income tax expense (benefit)	(110)	16,430	23	5,407
Interest income, net	(234)	(534)	(840)	(653)
Depreciation and amortization	6,863	5,691	13,648	11,373
Change in fair value of contingent consideration	156	221	232	91
Stock based compensation	2,528	1,802	5,733	5,859
Acquisition, restructuring and other items, net (1)	4,584	6,082	7,780	9,272
Adjusted EBITDA	$3,059	$(10)	$2,905	$(1,083)

Per diluted share:
Adjusted EBITDA	$0.07	$—	$0.07	$(0.03)

(1)  Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Six Months Ended
(in thousands)	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
Legal (1)	$56	$5,322	$410	$7,139
Mergers and acquisitions	737	252	737	252
Plant closure (2)	5,102	—	8,691	—
Transition service agreement (3)	(454)	(177)	(960)	(323)
Manufacturing relocation (4)	—	689	—	1,277
Other (5)	427	102	1,301	1,055
Total	$5,868	$6,188	$10,179	$9,400

(1) Legal expenses related to litigation that is outside the normal course of business.

(2) Plant closure expenses, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.

(3) Transition services agreements that were entered into with Merit and Spectrum.

(4) Expenses to relocate certain manufacturing lines out of Queensbury, NY.

(5) Included in the $1.1 million in other for the six months ended November 30, 2023 is $0.9 million of deferred financing fees that were written-off in conjunction with the sale of the Dialysis and BioSentry businesses and concurrent extinguishment of the debt.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$31,554	$—	$31,554	$25,363	$(122)	$25,241	24.4%			25.0%
Med Device	41,291	170	41,461	53,710	(12,068)	41,642	(23.1)%			(0.4)%
	$72,845	$170	$73,015	$79,073	$(12,190)	$66,883	(7.9)%	0.0%	(7.9)%	9.2%	0.0%	9.2%

Net Sales
United States	$62,678	$—	$62,678	$64,002	$(8,182)	$55,820	(2.1)%			12.3%
International	10,167	170	10,337	15,071	(4,008)	11,063	(32.5)%	(0.1)%	(32.6)%	(6.6)%
	$72,845	$170	$73,015	$79,073	$(12,190)	$66,883	(7.9)%	0.0%	(7.9)%	9.2%	0.0%	9.2%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY

(in thousands)

	Three Months Ended			Three Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$20,113	$—	$20,113	$15,816	$(33)	$15,783	27.2%	27.4%
Gross profit % of sales	63.7%		63.7%	62.4%		62.5%

Med Device	$19,793	$19	$19,812	$24,446	$(3,557)	$20,889	(19.0)%	(5.2)%
Gross profit % of sales	47.9%		47.8%	45.5%		50.2%

Total	$39,906	$19	$39,925	$40,262	$(3,590)	$36,672	(0.9)%	8.9%
Gross profit % of sales	54.8%		54.7%	50.9%		54.8%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
 (in thousands)

	Six Months Ended			Six Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual			Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	% Growth	Currency Impact	Constant Currency Growth	% Growth	Currency Impact	Constant Currency Growth
		(unaudited)			(unaudited)
Net Sales
Med Tech	$59,523	$—	$59,523	$51,224	$(253)	$50,971	16.2%			16.8%
Med Device	80,813	179	80,992	106,528	(23,872)	82,656	(24.1)%			(2.0)%
	$140,336	$179	$140,515	$157,752	$(24,125)	$133,627	(11.0)%	0.0%	(11.0)%	5.2%	0.0%	5.2%

Net Sales
United States	$122,159	$10	$122,169	$128,401	$(16,578)	$111,823	(4.9)%			9.3%
International	18,177	169	18,346	29,351	(7,547)	21,804	(38.1)%	0.1%	(38.0)%	(15.9)%
	$140,336	$179	$140,515	$157,752	$(24,125)	$133,627	(11.0)%	0.0%	(11.0)%	5.2%	0.0%	5.2%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS PROFIT BY PRODUCT CATEGORY

(in thousands)

	Six Months Ended			Six Months Ended
	Actual (1)	Pro Forma Adj. (2)	Pro Forma	As Reported (1)	Pro Forma Adj. (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	Nov 30, 2023	Nov 30, 2023	Nov 30, 2023	% Change	% Change
	(unaudited)			(unaudited)
Med Tech	$37,810	$—	$37,810	$32,543	$(72)	$32,471	16.2%	16.4%
Gross profit % of sales	63.5%		63.5%	63.5%		63.7%

Med Device	$38,820	$29	$38,849	$47,779	$(6,971)	$40,808	(18.8)%	(4.8)%
Gross profit % of sales	48.0%		48.0%	44.9%		49.4%

Total	$76,630	$29	$76,659	$80,322	$(7,043)	$73,279	(4.6)%	4.6%
Gross profit % of sales	54.6%		54.6%	50.9%		54.8%

(1)  Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024 and 2023.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30, 2024	May 31, 2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$54,089	$76,056
Accounts receivable, net	43,158	43,610
Inventories	65,918	60,616
Prepaid expenses and other	12,195	12,971
Total current assets	175,360	193,253
Property, plant and equipment, net	32,977	35,666
Other assets	10,103	11,369
Intangible assets, net	73,110	77,383
Total assets	$291,550	$317,671
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$34,746	$37,751
Accrued liabilities	39,919	41,098
Current portion of contingent consideration	4,960	4,728
Other current liabilities	8,970	7,578
Total current liabilities	88,595	91,155
Deferred income taxes	4,334	4,852
Other long-term liabilities	11,853	16,078
Total liabilities	104,782	112,085
Stockholders' equity	186,768	205,586
Total Liabilities and Stockholders' Equity	$291,550	$317,671

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	Nov 30, 2024	Nov 30, 2023	Nov 30, 2024	Nov 30, 2023
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(10,738)	$(29,048)	$(23,536)	$16,836
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	6,863	6,685	13,648	13,373
Non-cash lease expense	499	481	993	957
Stock based compensation	2,528	1,877	5,733	6,021
Gain on disposal of assets	—	—	—	(47,842)
Transaction costs for disposition	—	—	—	(2,427)
Change in fair value of contingent consideration	156	221	232	91
Deferred income taxes	(249)	16,366	(588)	4,951
Change in accounts receivable allowances	118	627	388	549
Fixed and intangible asset impairments and disposals	39	174	59	239
Write-off of other assets	—	—	—	869
Other	(2)	(129)	119	(138)
Changes in operating assets and liabilities:
Accounts receivable	(3,734)	(2,480)	50	677
Inventories	(1,250)	(4,270)	(5,303)	(8,844)
Prepaid expenses and other	764	(811)	(72)	(4,979)
Accounts payable, accrued and other liabilities	7,479	15,573	(7,503)	(966)
Net cash provided by (used in) operating activities	2,473	5,266	(15,780)	(20,633)
Cash flows from investing activities:
Additions to property, plant and equipment	(797)	(554)	(1,889)	(1,345)
Additions to placement and evaluation units	(1,164)	(1,239)	(2,477)	(2,006)
Proceeds from sale of assets	—	—	—	100,000
Net cash (used in) provided by investing activities	(1,961)	(1,793)	(4,366)	96,649
Cash flows from financing activities:
Repayment of long-term debt	—	—	—	(50,000)
Payment of acquisition related contingent consideration	—	—	—	(10,000)
Repurchase of common stock	(1,118)	—	(1,670)	—
Proceeds from exercise of stock options and employee stock purchase plan	(5)	(352)	38	58
Net cash used in financing activities	(1,123)	(352)	(1,632)	(59,942)
Effect of exchange rate changes on cash and cash equivalents	(305)	189	(189)	202
Increase (decrease) in cash and cash equivalents	(916)	3,310	(21,967)	16,276
Cash and cash equivalents at beginning of period	55,005	57,586	76,056	44,620
Cash and cash equivalents at end of period	$54,089	$60,896	$54,089	$60,896